EXHIBIT 23(g)


                              Arthur Andersen LLP
                            133 Peachtree Street, NE
                             Atlanta, GA 30303-1846
                                 (404) 658-1776





                    Consent of Independent Public Accountants




As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3, related to registration of 25,000,000 shares of common stock, of our reports dated February 21, 1996 on the financial statements of The Southern Company and the related financial statement schedule included in The Southern Company's Form 10-K for the year ended December 31, 1995 and to all references to our Firm included in this registration statement.





/s/ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP

Atlanta, Georgia
July 26, 1996